EXHIBIT 21.1

                    Subsidiaries of Company

Subsidiaries (100% owned by Parent)             State of Incorporation
___________________________________             ______________________

FormAtion Technologies, Inc.                            Georgia

J. William Company                                      Georgia

Marketing Profiles, Inc.                                Florida

Scantron Corporation                                    Delaware

The Check Store, Inc.                                   Georgia